Exhibit 99.1

December 17, 2015

Dear Beneficiary,

The purpose of this letter is to provide you with:

•	an update regarding the Plan of Liquidation of Rancon Realty Fund V, a California limited partnership (“Rancon V”),
•	information on the activity you can expect to see as the Liquidating Trust established pursuant to the Plan of Liquidation of Rancon V proceeds toward dissolution, and
•	the first cash distribution to beneficiaries of the Liquidating Trust (“Beneficiaries”).

PLAN OF LIQUIDATION UPDATE

Earlier in 2015, Rancon V completed the sale of all of its properties pursuant to the Plan of Liquidation previously approved by the Limited Partners. As authorized by the Plan of Liquidation, Rancon V transferred all of its remaining assets to the Rancon Realty Fund V Liquidating Trust (the “Liquidating Trust” or “Trust”) in August and Rancon V was dissolved. Investors who were Limited Partners of Rancon V become Beneficiaries who hold beneficial interests in the Trust (“Beneficial Interests”).

The purpose of the Liquidating Trust is to provide for the orderly liquidation of the assets transferred to it by Rancon V, to pay the liabilities of Rancon V and the expenses of administering the Trust, and to make liquidating distributions to the Beneficiaries in accordance with their Beneficial Interests. During the first quarter of 2016, each Beneficiary will be sent a Form 1065, Schedule K-1 for the portion of the tax year 2015 that the Rancon V partnership was in existence, and will also be sent a statement of information for the balance of the 2015 tax year for the Liquidating Trust. Beneficiaries will receive another statement of information in 2016 for the 2016 tax year for the Liquidating Trust.

FIRST DISTRIBUTION FROM THE LIQUIDATING TRUST

Enclosed with this letter is your first distribution from the Liquidating Trust, either in the form of a Distribution Check (on blue check stock) or a Payment Advice (printed in black ink and sent if your distribution is going to another account, such as an IRA, or a payee such as a bank or brokerage firm). You can see where your distribution was sent by looking in the upper right hand corner of your Payment Advice.

Your Beneficial Interest in the Liquidating Trust is indicated in the center portion of your Distribution Check or Payment Advice. Although we originally indicated that the Beneficial Interests in the Trust would be expressed as a percentage ownership of the assets of the Trust, we realize that investors are more familiar with expressing ownership interests as units. Therefore, we have converted the percentages into the new unit amounts shown on the enclosed check/payment advice. If you wish to know your percentage ownership of the assets of the Trust, please call Investor Services and we will be happy to provide that information to you.

The aggregate amount being distributed to the Beneficiaries in this first distribution from the Liquidating Trust is $19,500,000. This is NOT the final distribution to the Beneficiaries from the Trust, and the Trust is expected to continue operations during a portion of 2016.

The following chart summarizes the assets of the Trust and its remaining anticipated expenses:

Total amount available for distribution immediately prior to first distribution	$23,790,788
Aggregate amount of first distribution to Beneficiaries	(19,500,000)
Estimated remaining expenses for administering the Trust	(875,000)
Estimated total amount remaining to be distributed to Beneficiaries	$3,415,788 *

*Although it is anticipated that the Liquidating Trust will make a final distribution in approximately this amount, there can be no assurance of the amount that will be available for the final distribution from the Trust after all of the liabilities of Fund V and expenses of administering the Trust have been paid.

261 Boeing Court

Livermore, California 94551

Toll-free 888.909.7774 Fax 925.371.0167

UPDATES TO YOUR INFORMATION

Changing Your Address – We often get telephone calls from investors asking us to change their address in our records. For your protection, we require all such address changes to be submitted in writing in one of the following ways:

•	complete the Investor Information section at the bottom of your Check or your Payment Advice, and sign and mail back to us,
•	go to our website at www.myinvestment.com, click on the Address Change tab and complete the form,
•	send an email to rancon@myinvestment.com, or fax your request to us at 925.371.0167.

Changing Your Account Executive – Your Account Executive, if any, is printed at the bottom of your Check stub or on your Payment Advice. If you would like to update your Account Executive information (either because you have a new Account Executive or have discontinued your relationship with the person listed as your Account Executive), please complete the form under the Account Executive Information section and return the form to us. Either provide the contact information for your new Account Executive, or indicate “No Account Executive” if that is your preference.

The Account Executive listed should be a person that you can contact if you have questions about this investment. We send copies of these letters to all the Account Executives that are associated with investors if we have their email information. If you change your Account Executive and don’t notify us, we won’t be able to discuss anything about your investment with the new person until you inform us of the change.

Your distributions are NOT sent to your Account Executive, nor do Account Executives receive copies of your Checks or Payment Advices.

Changing Your Custodian – If your Rancon V investment is held in an IRA or other qualified plan, all correspondence you receive from Rancon will show the name of the Custodian firm in the address area, above your name. That is also where your distribution is sent, to the main distribution processing office of the Custodian, not to the local branch. You can see where your distribution was sent by looking in the upper right hand corner of your Payment Advice.

Occasionally, when accounts are transferred to a new Custodian – for instance, from one brokerage firm to another – such change is not correctly reported to us. Brokerage firms often transfer accounts through a regulated, computerized system called ACATS (Automated Customer Account Transfer Service), but in order to transfer such information in our records in accordance with financial industry regulations, the transfer cannot be done through ACATS but must be done manually on paper. Review the address line of your Payment Advice; if the Custodian is incorrect, contact your new Custodian and ask if the paperwork was submitted to us. We are required by law to send distributions to the Custodian listed in our records, and if we do not have the correct information, the payment into your retirement account may be delayed.

No Transfers – Beneficial Interests in the in the Trust may NOT be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of the death of an individual Beneficiary, or (b) by operation of law; provided, however, that in no event shall any such transfer by operation of law take place unless the Trustee has received reasonable assurance that the transfer is in compliance with federal and state securities laws.

If you have questions or need additional information, please be certain to contact Investor Services, toll free at 888.909.7774.

Sincerely,

Dan Stephenson	Jeff Henrich
Chairman, Rancon Financial Corporation	Preferred Partnership Services, Inc.
In its capacity as Trustee of the Liquidating Trust

Note: Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future events and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual events to differ materially from those anticipated. Investors are referred to the risk factors disclosed under the caption “Risk Factors” in our Proxy Consent Solicitation Statement dated April 21, 2014. Forward-looking statements are not intended to be a guaranty of future events. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “possible,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Neither the Liquidating Trust nor its Trustee makes any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual events could differ materially from any forward-looking statements contained in this letter. This letter is neither an offer of nor a solicitation to purchase securities.